UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2009
CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 569-9900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 25, 2009, we entered into the Second Amendment (the “Second Amendment”) to the Note Purchase Agreement dated December 12, 2002 (as amended, the “Agreement”), under which we previously issued $50,000,000 original principal amount 4.48% senior notes due December 13, 2009 (the “Notes”). The principal amount currently outstanding under the Notes is $10,000,000. The parties to the Second Amendment are CSS Industries, Inc., as the issuer of the Notes, and Prudential Retirement Insurance and Annuity Company, Nationwide Life Insurance Company, Nationwide Life Insurance Company of America, Nationwide Life and Annuity Insurance Company and Pacific Life Insurance Company, as the holders of the Notes.
The following description of the Second Amendment is qualified in its entirety by the provisions of the Second Amendment, which is filed herewith as Exhibit 10.1. The Second Amendment amends the Agreement as follows:
•
It modifies the covenant requiring us to maintain our Consolidated Net Worth (as defined in the Agreement) at not less than specified minimum levels to provide that non-cash charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, are excluded from the calculation of Consolidated Net Worth for purposes of such covenant;

•
It modifies the covenant requiring us to maintain our Fixed Charge Coverage Ratio (as defined in the Agreement) at not less than a specified minimum level to reduce the required minimum level to 1.15 : 1 from 1.25 : 1; and

•
It adds provisions specifying that any election by us to measure an item of our Indebtedness (as defined in the Agreement) using fair value (as permitted by SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made for purposes of our quarterly and annual financial statements required to be delivered to the holders of the Notes from time to time under the Agreement, and for purposes of determinations under the Agreement of our Consolidated Net Worth, Fixed Charge Coverage Ratio and Leverage Ratio (as defined in the Agreement).

Under the terms of the Second Amendment, we paid an amendment fee in the aggregate amount of $25,000 to the holders of the Notes.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Second Amendment dated March 25, 2009 to Note Purchase Agreement dated December 12, 2002 pertaining to $50,000,000 4.48% Senior Notes due December 13, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)
By:	/s/ Clifford E. Pietrafitta
Clifford E. Pietrafitta
Vice President - Finance
Date: March 31, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	Second Amendment dated March 25, 2009 to Note Purchase Agreement dated December 12, 2002 pertaining to $50,000,000 4.48% Senior Notes due December 13, 2009.